Exhibit 99.1

AMCON DISTRIBUTING COMPANY COMPLETES ACQUISITION OF BURKLUND DISTRIBUTORS, INC.

NEWS RELEASE

Omaha, NE, April 5, 2024 - AMCON Distributing Company (“AMCON”) (NYSE American: DIT), an Omaha, Nebraska-based consumer products company is pleased to announce the closing of its previously announced acquisition of Burklund Distributors, Inc., of East Peoria, Illinois.

AMCON, and its subsidiaries Team Sledd, LLC and Henry’s Foods, Inc., is a leading Convenience and Foodservice Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with twelve (12) distribution centers in Colorado, Illinois, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee, and West Virginia. Through its Healthy Edge Retail Group, AMCON operates fourteen (14) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

For Further Information Contact:

Christopher H. Atayan

AMCON Distributing Company

Ph 402-331-3727